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[AMERICAS POWER PARTNERS, INC. LOGO]

                          NEWS RELEASE
                          ------------
                          Contact: Mark A. Margason, Chief Executive Officer Americas Power Partners, Inc.
                                    (630) 325-9111
                                    E-mail:  Mmargason@AmericasPowerPartners.com
                                    www:AmericasPowerPartners.com


                 AMERICAS POWER PARTNERS ANNOUNCES MANAGEMENT
              CHANGES AND ISSUANCE OF CONVERTIBLE PREFERRED STOCK

HINSDALE, IL - July 12, 2001--Americas Power Partners Inc. (APP) (OTCBB: APPN) announced today that Gordon Mendelson has replaced Thomas Smith as President of the company. Mr. Mendelson will serve as President, Chief Operating Officer and Director of APP. Mr. Mendelson previously was Senior Vice President of Armstrong Service Inc., a division of Armstrong International Inc., APP's strategic industry partner and the company's largest shareholder.

Mr. Mendelson has over 30 years of experience in developing and managing capital-intensive power projects. He began his professional career at Westinghouse in 1966 where he worked in various managerial positions until 1988 and was responsible for total contract management of $2 Billion of international fossil and nuclear turnkey power projects. As director of worldwide independent power projects for Babcock & Wilcox from 1989 to 1995, he had responsibility for the successful development of several independent power projects aggregating 150 MW.

Mark A. Margason, a founder of the Company in April 1998, was appointed Chairman and CEO. Mr. Margason has served as a Vice President for Citicorp N.A. and Mellon Bank with over 20 years of project financing experience. He has direct power generation development expertise and equity investment expertise in multifaceted energy projects both domestic and international.

The company also announced the election of two new directors, Mr. Don A. Etheredge and Mr. James F. Purser. Etheredge and Purser fill two open seats on APP's 7-member board, one of which was created by the retirement of David W. Pequet, an original APP founder, from the board in June of 2001. Mr. Etheredge is founder and President of Exolink Co., a successful business consulting company servicing Fortune 500 utility companies. Mr. Etheredge received a B.S. degree from Texas Tech University. Mr. James Purser has a financial background in the energy industry serving as CFO with Atmos Energy Corporation and Executive Vice President for Southern Union Company. Mr. Purser received a B.B.A. in Finance from the University of North Texas and is a C.P.A. Purser has previously served on two NYSE listed companies' Board of Directors.

In addition, the Board of Directors authorized the issuance of 3,000,000 shares of convertible preferred stock to Armstrong International Inc. in return for financing and other services that are being provided to the company. Fully diluted, including all options and convertible securities, the Company will have approximately 15,341,808 common shares issued and outstanding.

APP intends to become a leading independent power producer engaged in the business of developing, owning and managing the operation of energy systems including cogeneration plants which produce electricity and thermal energy for sale under long term contracts with industrial, commercial, and government users.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, completion of definitive purchase agreements, ability to obtain needed capital, those relating to development activities, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.